    As filed with the Securities and Exchange Commission on April 30, 1997.

                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



                                   13-3757717
                      (I.R.S. Employer Identification No.)


                                900 Third Avenue
                                  Second Floor
                            New York, New York 10022
          (Address, including zip code, of Principal Executive Offices)



                  (i) 1994 STOCK OPTION AND LONG-TERM INCENTIVE
                          PLAN, AS AMENDED AND RESTATED
                 (ii) NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
             (iii) OPTIONS GRANTED TO CERTAIN NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)


                            Scott P. Mason, President
                        Investment Technology Group, Inc.
                                900 Third Avenue
                                  Second Floor
                            New York, New York 10022
                                 (212) 755-6800
     (Name, address and telephone number, including area code, of agent for service)

================================================================================

                         Calculation of Registration Fee

                                                              Proposed             Proposed
                                                               maximum             maximum
             Title of                    Amount               offering             aggregate            Amount of
          securities to be               to be reg-           price per            offering             registration
           registered(1)                 istered(1)           Share                price                fee
           -------------                 ----------           ---------            ---------            ------------

          Common Stock, $0.01 par            3,334            $ 7.33(2)            $   24,438           $     7.41
          value                          shares

                                             7,500              7.50(2)                56,250                17.05
                                          shares

                                            10,000              8.25(2)                82,500                25.00
                                          shares

                                           434,769              9.13(2)             3,969,441             1,202.86
                                          shares

                                           434,760             11.06(2)             4,808,446             1,457.10
                                          shares

                                         1,370,817             13.00(2)            17,820,621             5,400.19
                                          shares

                                             7,500             13.75(2)               103,125                31.25
                                          shares

                                            10,000             14.00(2)               140,000                42.42
                                          shares

                                            20,000             18.20(2)               364,000               110.30
                                          shares

                                            12,377             18.43(2)               228,108                69.12
                                          shares

                                             5,000             18.71(2)                93,550                28.35
                                          shares

                                           129,800             19.49(2)             2,529,802               766.61
                                          shares

                                         1,000,000            22.175(2)            22,175,000             6,719.70
                                         shares

                                         1,600,000           18.4375(3)            29,500,000             8,939.39
                                         shares                                                         ----------

          Total Shares and Fees          5,045,857                                                      $24,816.75
                                         shares                                                         ==========

------------------
(1) This registration statement (the "Registration Statement") covers shares of Common Stock of Investment Technology Group, Inc. (the "Company") which may be offered and sold from time to time pursuant to the Company's 1994 Stock Option and Long-Term Incentive Plan, as amended and restated (the "1994 Plan") (4,890,857 shares), the Company's Non-Employee

         Directors' Stock Option Plan (the "1995 Plan") (125,000 shares), and under certain options granted to non-employee directors prior to 1995 (the "Director Options") (30,000 shares), as well as certain resales of shares acquired under such plans and arrangements. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 1994 Plan, 1995 Plan and the Director Options.

(2) Computed pursuant to paragraph (h) of Rule 457 for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on April 25, 1997, as reported in the Nasdaq National Market.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: 1/33rd of one percent of the proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.       Plan Information.

              Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.       Registrant Information.

              Omitted as permitted pursuant to Rule 428 and Form S-8.

PROSPECTUS

--------------------------------------------------------------------------------

                        INVESTMENT TECHNOLOGY GROUP, INC.

                                1,000,000 SHARES

                                  COMMON STOCK

--------------------------------------------------------------------------------

         This Prospectus relates to an aggregate of up to 1,000,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of Investment Technology Group, Inc., a Delaware corporation (the "Company"), which may be offered for sale from time to time by the selling stockholder (the "Selling Stockholder") named herein. The Shares are shares purchasable by the Selling Stockholder from the Company under the terms of an option granted to the Selling Stockholder under the Company's 1994 Stock Option and Long-Term Incentive Plan (the "Plan").

         The Selling Stockholder and any brokers executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents. The Company and its parent and subsidiaries will receive none of the proceeds of this offering.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Company's Common Stock trades in the Nasdaq National Market under the symbol ITGI. On April 29, 1997, the closing price of the Company's Common Stock was $18.75 per share in the Nasdaq National Market.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UP-
                 ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                           ---------------------------

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any subsidiary or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.


                          ----------------------------


         One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe any material arrangements for sale of the Shares differing from the arrangements described herein, if such arrangements are entered into by the Selling Stockholder.

         The date of this Prospectus is April 30, 1997.

                                TABLE OF CONTENTS

Available Information........................................................  3
Documents Incorporated by Reference..........................................  3
General Information..........................................................  4
Selling Stockholder .........................................................  5
Plan of Distribution.........................................................  6
Indemnification..............................................................  8


                              AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section , 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, Seven World Trade Center, 13th Floor, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements, and other information concerning the Company may be reviewed at the Commission's site on the World Wide Web service of the Internet, at http:\\www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of the Company filed with the Commission are incorporated by reference into this Prospectus:

         A. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996, filed pursuant to
Section 13(a) of the Exchange Act.

         B. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (Registration Number 33-76474, filed with the Commission on March 15, 1994), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 16, 1994), including any other amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to the Office of the Secretary, Investment Technology Group, Inc., 900 Third Avenue, Second Floor, New York, New York 10022, or by calling (212) 755-6800.


                               GENERAL INFORMATION

                  The Company, through its wholly-owned broker dealer subsidiary ITG Inc. ("ITG"), provides automated equity trading services and transaction research to institutional investors and brokers. A full service execution firm, ITG utilizes transaction processing technology to increase the effectiveness and lower the cost of institutional and other trading. With an emphasis on ongoing research, ITG offers the following services:

         -        ITG POSIT.  An electronic stock crossing system

         -        ITG QuantEX.  A decision-support and execution system

         - Electronic Trading Desk Services. Offers customers trading capabilities through the ITG trading desk which utilizes multiple sources of liquidity

         -        ITG Platform.  A PC based execution system

         - ITG ISIS. A set of analytical tools for systematically lowering transaction costs

The Company generates substantially all of its revenue from its POSIT, QuantEX, and Electronic Trading Desk Services.

         The Company's executive offices are located at 900 Third Avenue, Second Floor, New York, New York 10022, and its telephone number is (212) 755-6800.

         The Company has entered into an employment agreement with the Selling Stockholder under which the Company is obligated to register the offer and sale by the Selling Stockholder of the Shares, which the Selling Stockholder may acquire upon exercise of an option to purchase 1 million shares of Common Stock granted by the Company to the Selling Stockholder in January 1997. The number of shares issuable pursuant to such option, and subject to the registration obligation, is subject to adjustment upon the occurrence of specified events, including stock splits and stock dividends, affecting the Common Stock.

                               SELLING STOCKHOLDER

         The following table sets forth, as of April 30, 1997, the name of the Selling Stockholder, the nature of any position, office or other material relationship which the Selling Stockholder has had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by the Selling Stockholder prior to the offering described herein, the number of Shares that may be offered and sold for the Selling Stockholder's account and the amount and percentage of Common Stock to be owned by the Selling Stockholder after completion of the offering described herein:

                                                                                                   Common Stock To
                                                                                                   Be Owned After
                                            Common Stock                                           the Offering
                                            Owned Prior To                      Shares To         -----------------------
Name and Positions(1)                       the Offering(2)                     Be Sold            Number   Percent
--------------------                        --------------                      -------            ------   -------
Scott P. Mason                              1,224,963                           1,000,000         224,963   1.2%
President, Chief Execu-
tive Officer and Direc-
tor of the Company

(1) Mr. Mason has been the President and Chief Executive Officer of the Company since January, 1997, and has been a director of the Company since March 1994. Mr. Mason was previously the Edmund Cogswell Converse Professor of Finance and Banking and the Chairman of the Finance Area at the Harvard University Graduate School of Business Administration, where he was a professor from 1978 through 1996. He was a consultant to the Company and predecessors from 1987 through 1996, and has been a director of ITG since 1992.

(2) Shares issuable to the Selling Stockholder upon exercise of options granted by the Company are included, whether or not such options are presently exercisable.

         The Selling Stockholder may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholder (or by his pledgees, donees, transferees or other successors in interest). In addition to any such amount sold hereunder, the Selling Stockholder may, at the same time, sell any shares of Common Stock owned by him pursuant to the exemption under Rule 144 under the Securities Act, regardless of whether such shares are Shares covered by this Prospectus.

         Such sales may be made in the Nasdaq National Market, otherwise in the over-the-counter market, on one or more securities exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchases without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Stockholder may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Sales may be effected on behalf of the Selling Stockholder by Jefferies & Company, Inc., a wholly owned subsidiary of Jefferies Group, Inc., the Company's parent. In such case, Jefferies & Company, Inc. will do no more than execute the order or orders to sell the Shares as agent for the Selling Stockholder, and will receive no more than the usual and customary broker's commission. The amount of such sales, if any, is not currently determinable.

         Once the Company has been notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of each such Selling Stockholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and (f) other facts material to the transaction.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

                                INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law and the Company's Bylaws provide for the indemnification under certain conditions of directors, officers, employees or agents.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's ByLaws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.       Incorporation of Documents by Reference

                  The following documents of Investment Technology Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (Registration Number 33-76474, filed with the Commission on March 15, 1994), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 16,
1994), including any other amendment or report filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

                  Not applicable.


Item 5.       Interests of Named Experts and Counsel

                  Not applicable.

Item 6.       Indemnification of Directors and Officers

              The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

              Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify is provided by the statute.

              Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which the director derived an improper personal benefit.

              The Company's directors and officers are covered by insurance policies insuring against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.       Exemption from Registration

              Not applicable.

Item 8.             Exhibits

Exhibit             Description
-------             -----------

(4)(a) Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Number 33-76474, filed with the Commission on March 15, 1994 (the "Form S-1 Registration Statement").

(4)(b)              By-laws of the Company are incorporated by reference to
                    Exhibit 3.2 to the Form S-1 Registration Statement, filed with the Commission on March 15, 1994.

(5) Opinion of Steven C. Root, Esq., with respect to the legality of securities being registered.

(15)                Not applicable.

(23)(a)             Consent of KPMG Peat Marwick LLP.

(23)(b)             Consent of Steven C. Root, Esq. (included in Exhibit 5).

(24) Powers of Attorney (included on Pages II-7 and II-8 of this Registration Statement).

(25)                Not applicable.

(27)                Not applicable.

(28)                Not applicable.

(99)                Not applicable.


Item 9.             Undertakings

                    (a)  The undersigned registrant hereby undertakes:

                           (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 1997.

                                    INVESTMENT TECHNOLOGY GROUP, INC.



                                    By: /s/ Scott P. Mason
                                        ------------------------------
                                            Scott P. Mason
                                            President and Chief
                                            Executive Officer


                  Each person whose signature appears below constitutes and appoints Scott P. Mason, President and Chief Executive Officer of the Company, and Raymond L. Killian, Jr., Chairman of the Board of the Company, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Scott P. Mason                                President, Chief Executive Officer, and      April 30, 1997
------------------------------                    Director (principal executive officer)
    Scott P. Mason

/s/ John R. MacDonald                             Senior Vice President and Chief              April 30, 1997
------------------------------                    Financial Officer (principal financial
    John R. MacDonald                             officer and, for purposes of this
                                                  filing, principal accounting officer)


/s/ Raymond L. Killian, Jr.                       Chairman of the Board and Director           April 30, 1997
------------------------------
    Raymond L. Killian, Jr.

/s/ Frank E. Baxter                               Director                                     April 30, 1997
------------------------------
    Frank E. Baxter

/s/ Richard G. Dooley                             Director                                     April 30, 1997
------------------------------
    Richard G. Dooley

/s/ William I. Jacobs                             Director                                     April 30, 1997
------------------------------
    William I. Jacobs

/s/ Robert L. King                                Director                                     April 30, 1997
------------------------------
    Robert L. King

/s/ Michael L. Klowden                            Director                                     April 30, 1997
------------------------------
    Michael L. Klowden

/s/ Dale A. Prouty                                Director                                     April 30, 1997
------------------------------
    Dale A. Prouty

/s/ Mark A. Wolfson                               Director                                     April 30, 1997
------------------------------
    Mark A. Wolfson

                                  EXHIBIT INDEX


                                                                 Sequentially
Exhibit             Description                                  Numbered Page
-------             -----------                                  -------------

(4)(a) Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Number 33-76474, filed with the Commission on March 15, 1994 (the "Form S-1 Registration Statement").


(4)(b)              By-laws, incorporated by reference to
                    Exhibit 3.2 to the Form S-1 Registration
                    Statement.


(5)                 Opinion of Steven C. Root, Esq., with
                    respect to the legality of securities
                    being registered.


(15)                Not applicable.


(23)(a)             Consent of KPMG Peat Marwick LLP.


(23)(b) Consent of Steven C. Root, Esq. (included in Exhibit 5).


(24) Powers of Attorney (included on Pages II-7 and II-8 of this Registration Statement).


(25)                Not applicable.


(27)                Not applicable.


(28)                Not applicable.


(99)                Not applicable.